UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

1ST CENTURY BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Exhibit 99.1

May 2, 2008

Dear Fellow Stockholder:

The Annual Meeting of Stockholders of 1st Century Bancshares (the “Company”) is now scheduled for May 29, 2008.  As explained in the proxy materials that accompany this letter, this Annual Meeting will be particularly important because a self-styled hedge fund called Palisair Capital Partners, L.P., has said that it will try to elect its 28-year-old manager to your Board.  His nomination was considered and unanimously rejected by our Nominating Committee and the full Board of Directors, which found him unqualified to serve as a director.   You may be receiving proxy materials from Palisair, and it is very important that you DO NOT RETURN any Green proxy card you may receive.

Your Board of Directors strongly urges you to vote FOR your Board’s nominees, including our two proposed new directors, Eric George and Nadine Watt, on the enclosed WHITE proxy card in the envelope provided, or to follow the instructions on the card to cast your vote by telephone or via the Internet. Our nominees will continue the leadership that has seen us grow and succeed in our mission of becoming a preeminent bank serving high net worth individuals, professionals and closely held and family owned business.

We are proud of 1st Century’s continued strong fundamental performance, especially in what has been an extraordinarily difficult period for the banking industry:

	At or for the years ended December 31				At or for the three months ended
(in thousands, except per share and share data)	2004	2005	2006	2007	March 31, 2008
Total assets	$86,147	$161,635	$200,752	$223,855	$258,655
Loans, net (1)	33,197	84,988	126,312	169,864	174,568
Total deposits	64,015	107,090	145,087	161,193	192,936
Total stockholders’ equity	21,563	53,116	54,109	58,612	59,317
Income (loss) before income taxes	(2,820)	(2,218)	145	792	350
Tangible book value per share (2)	$4.12	$5.47	$5.53	$5.91	$5.98

(1)                      Total gross loans less allowance for loan losses and net unearned fee income.

(2)                      Adjusted for 2-for-1 stock split that occurred on February 28, 2005.

We are dedicated to creating long-term value for all 1st Century stockholders, and urge you to vote to elect your Board’s nominees.  Your vote is important, no matter how many or how few shares you may own.  Please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed WHITE proxy card in the envelope provided.

Very truly yours,

Alan I. Rothenberg	Jason P. DiNapoli
Chairman of the Board &	President, Chief Operating Officer
Chief Executive Officer	& Corporate Secretary

REMEMBER:

You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
Shareholders call Toll-Free: (888) 750-5834
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